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Exhibit 10.76

March 3, 2005

Mr. Russ Mann
39651 Via Cacho
Temecula, CA 92592

RE: Amendment to Executive Employment Agreement

Dear Russ:

        This letter sets forth the agreement between you and Peregrine Systems, Inc. (the "Company") to amend the terms of the letter agreement between you and the Company, dated as of July 12, 2004 (the "Employment Agreement"), as set forth herein (the "Amendment").

        The Company and the Executive hereby agree that effective as of February 22, 2005:

        1.     Section 7(b) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

    "Subject to your compliance with Section 8, in the event of your Termination for Good Reason or Termination without Cause, you will be entitled to a severance payment equivalent to the sum of (i) your annual base salary then in effect on the date of termination plus (ii) your target annual bonus under the MICP or a successor plan, paid in twenty four semi-monthly installments plus one (1) year of COBRA coverage, reimbursed by PSI for medical, dental, and vision insurance subject to the same coverage levels and employee contribution rate as in effect prior to your termination."

        2.     The first sentence of Section 7(c) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

    "Subject to your compliance with Section 8, in the event of a Change in Control in conjunction with either a Termination for Good Reason or Termination without Cause during the twelve (12) month period following a Change of Control, you will be paid a lump sum cash payment equal to the sum of (i) your annual base salary then in effect on the date of termination plus (ii) your target annual bonus under the MICP or a successor plan, plus one (1) year of COBRA coverage, reimbursed by PSI for medical, dental, and vision insurance subject to the same coverage levels and employee contribution rate as in effect prior to your termination."

        3.     Except as modified by this Amendment, the Employment Agreement shall remain unchanged and shall remain in full force and effect.

[signature page follows]

Sincerely,
John Mutch Chief Executive Officer
Acknowledged and agreed to as of March 3, 2005
Russ Mann

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  Exhibit 10.76